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As filed with the Securities and Exchange Commission on June 20, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATIONAL MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-3819685 (IRS Employer Identification Number)
1840 Century Park East, Los Angeles, California 90067 (Address of principal executive offices, including zip code)

NATIONAL MERCANTILE BANCORP
1996 STOCK INCENTIVE PLAN (AS AMENDED)
(Full title of the plan)

SCOTT A. MONTGOMERY, PRESIDENT AND CHIEF EXECUTIVE OFFICER
1840 Century Park East, Los Angeles, California 90230
(Name and address of agent for service)

(310) 277-2265
(Telephone number, including area code, of agent for service)

Copy to:

ALAN B. SPATZ, ESQ.
Troy & Gould Professional Corporation
1801 Century Park East, Suite 1600
Los Angeles, CA 90067-2367
(310) 553-4441

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, no par value	120,000 shares	$6.98	$837,600

Total	120,000 shares	$6.98	$837,600	$67.76

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement covers, in addition to the shares of common stock specified above, an indeterminate number of additional shares of common stock that may become issuable under the National Mercantile Bancorp 1996 Incentive Stock Plan (the "Plan") as a result of the anti-dilution adjustment provisions of the Plan.

(2)
The registration fee of $67.76 for the 120,000 shares of common stock that are being registered pursuant to this Registration Statement was calculated as follows: Under the Plan, the 120,000 shares of common stock that are being registered pursuant to this Registration Statement are not the subject of outstanding options and the offering price therefore is not known; therefore, the proposed maximum offering price per share and maximum aggregate offering price were estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933 based upon a price of $6.98, which is the average of the high and low sales prices of the common stock on the National Association of Securities Dealers Automated Quotation System on June 16, 2003.

EXPLANATORY NOTE AND INCORPORATION
OF CERTAIN INFORMATION BY REFERENCE
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

        On July 26, 2002, National Mercantile Bancorp ("NMB") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 No. 333-97131 (the "Prior Registration Statement") relating to shares of NMB's Common Stock, without par value, to be issued pursuant to NMB's 1996 Amended Stock Incentive Plan, as amended as of April 26, 2001 (the "Plan"). The Prior Registration Statement currently is effective. This Registration Statement relates to additional securities of the same class as those to which the Prior Registration Statement relates to be issued pursuant to the Plan. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated herein by reference.

        The financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2001, incorporated herein by reference, were audited by Arthur Andersen LLP ("Andersen"). After reasonable efforts, NMB has not been able to obtain the consent of Andersen to the incorporation by reference of its audit report dated March 13, 2002 into this Registration Statement. Accordingly, NMB cannot comply with the requirement to file the consents of Andersen in reliance upon Rule 437a of the Securities Act. As a result, Andersen will not be liable to investors under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this Registration Statement. Therefore, such lack of consent may limit the recovery by investors from Andersen. However, NMB did receive a letter of assurances from Arthur Anderson, which was filed as an exhibit to the Form 10-KSB for the year ended December 31, 2001, and which is incorporated herein by reference (and filed as an exhibit hereto).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the attached Exhibit Index that follows the signature pages, which is incorporated by reference.

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SIGNATURES

        Pursuant to the requirements of the Securities Act, NMB certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, State of California, on this 30th day of May, 2003.

NATIONAL MERCANTILE BANCORP

By:	/s/ SCOTT A. MONTGOMERY Scott A. Montgomery President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Scott A. Montgomery such person's true and lawful attorney-in-fact and agent, with full power of substitution, to sign on such person's behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT A. MONTGOMERY Scott A. Montgomery	President and Chief Executive Officer, Director	May 30, 2003
/s/ DONALD E. BENSON Donald E. Benson	Director	May 30, 2003
/s/ JOSEPH N. COHEN Joseph N. Cohen	Director	May 30, 2003
/s/ ROBERT E. GIPSON Robert E. Gipson	Chairman	May 30, 2003
/s/ ANTIONETTE HUBENETTE, M.D. Antionette Hubenette, M.D.	Director	May 30, 2003
/s/ DION G. MORROW Dion G. Morrow	Director	May 30, 2003
/s/ CARL. R. TERZIAN Carl. R. Terzian	Director	May 30, 2003
/s/ ROBERT E. THOMSON Robert E. Thomson	Director	May 30, 2003

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	National Mercantile Bancorp 1996 Incentive Stock Plan, as amended.
5.1	Opinion of Troy & Gould Professional Corporation with respect to the securities being registered.
23.1	Consent of Troy & Gould Professional Corporation (contained in Exhibit 5.1).
23.2	Consent of Ernst & Young, L.P.
23.3	Consent of Arthur Andersen, LLP (omitted pursuant to Rule 437a of the Securities Act of 1933, as amended).
23.4	Confirmation of Receipt of Assurances from Arthur Andersen, L.L.P., dated March 14, 2002.
24.1	Power of attorney (contained on the signature page hereto).

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX